EXHIBIT 21

SUBSIDIARIES OF INTERNATIONAL SEAWAYS, INC.

The following table lists all subsidiaries of International Seaways, Inc. and all companies in which the registrant directly or indirectly owns at least a 49% interest, except for certain companies and subsidiaries which, if considered in the aggregate as a single entity, would not constitute a significant entity. All of the entities named below are corporations, unless otherwise noted.

Company	Where Incorporated, Organized or Domiciled
Africa Tanker Corporation	Marshall Islands
Alcesmar Limited	Marshall Islands
Alcmar Limited	Marshall Islands
Amalia Product Corporation	Marshall Islands
Ambermar Product Carrier Corporation	Marshall Islands
Andromar Limited	Marshall Islands
Antigmar Limited	Marshall Islands
Ariadmar Limited	Marshall Islands
Atalmar Limited	Marshall Islands
Athens Product Tanker Corporation	Marshall Islands
Aurora Shipping Corporation	Marshall Islands
Batangas Tanker Corporation	Marshall Islands
Cabo Hellas Limited	Marshall Islands
Cabo Sounion Limited	Marshall Islands
Caribbean Tanker Corporation	Marshall Islands
Carl Product Corporation	Marshall Islands
Clean Products International Ltd.	Marshall Islands
Concept Tanker Corporation	Marshall Islands
Delta Aframax Corporation	Marshall Islands
Eighth Aframax Tanker Corporation	Marshall Islands
Epsilon Aframax Corporation	Marshall Islands
ERN Holdings Inc.	Panama
First Pacific Corporation	Marshall Islands
First Union Tanker Corporation	Marshall Islands
Front President Inc.	Marshall Islands
Front Tobago Shipping Corporation	Marshall Islands
Goldmar Limited	Marshall Islands
Hatteras Tanker Corporation	Marshall Islands
International Seaways Operating Corporation	Marshall Islands
International Seaways Ship Management LLC	Delaware (1)
Jademar Limited	Marshall Islands
Katsura Tanker Corporation	Marshall Islands
Kimolos Tanker Corporation	Marshall Islands
Kythnos Chartering Corporation	Marshall Islands
Leyte Product Tanker Corporation	Marshall Islands
Lightering LLC	Liberia (2)
Luxmar Product Tanker Corporation	Marshall Islands
Majestic Tankers Corporation	Marshall Islands
Maple Tanker Corporation	Marshall Islands
Maremar Product Tanker Corporation	Marshall Islands
Milos Product Tanker Corporation	Marshall Islands
Mindanao Tanker Corporation	Marshall Islands
Montauk Tanker Corporation	Marshall Islands
Oak Tanker Corporation	Marshall Islands
Oceania Tanker Corporation	Marshall Islands
OIN Chartering, Inc.	Marshall Islands
OIN Delaware LLC	Delaware (1)
Oleron Tanker S.A.	Panama
OSG Clean Products International, Inc.	Marshall Islands

Company	Where Incorporated, Organized or Domiciled
OSG-NNA Ship Management Services, Inc.	Philippines
OSG Nakilat Corporation	Marshall Islands
OSG Ship Management (GR) Ltd.	Marshall Islands
OSG Ship Management (UK) Ltd.	United Kingdom
OSG Ship Management Manila, Inc.	Philippines
Overseas LNG H1 Corporation	Marshall Islands
Overseas LNG H2 Corporation	Marshall Islands
Overseas LNG S1 Corporation	Marshall Islands
Overseas LNG S2 Corporation	Marshall Islands
Overseas Shipping (GR) Ltd.	Marshall Islands
Panamax International Ltd.	Marshall Islands
Panamax International Shipping Company Ltd.	Marshall Islands
Pearlmar Limited	Marshall Islands
Petromar Limited	Marshall Islands
Reymar Limited	Marshall Islands
Rich Tanker Corporation	Marshall Islands
Rosalyn Tanker Corporation	Marshall Islands
Rosemar Limited	Marshall Islands
Rubymar Limited	Marshall Islands
Sakura Transport Corp.	Marshall Islands
Samar Product Tanker Corporation	Marshall Islands
Seaways Holding Corporation	Marshall Islands
Seaways Shipping Corporation	Marshall Islands
Second Katsura Tanker Corporation	Marshall Islands
Serifos Tanker Corporation	Marshall Islands
Seventh Aframax Tanker Corporation	Marshall Islands
Ship Paying Corporation No. 3	Liberia
Shirley Aframax Corporation	Marshall Islands
Sifnos Tanker Corporation	Marshall Islands
Silvermar Limited	Marshall Islands
Sixth Aframax Tanker Corporation	Marshall Islands
Skopelos Product Tanker Corporation	Marshall Islands
Star Chartering Corporation	Marshall Islands
Third United Shipping Corporation	Marshall Islands
1372 Tanker Corporation	Marshall Islands
TI Africa Limited	Hong Kong
TI Asia Limited	Hong Kong
Tokyo Transport Corp.	Marshall Islands
Urban Tanker Corporation	Marshall Islands
View Tanker Corporation	Marshall Islands

(1)	This entity is a Delaware limited liability company.

(2)	This entity is a Liberian limited liability company.